UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2010

Nash-Finch Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Edina, Minnesota		55435
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-0534

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 15, 2010, the Company announced that it will take a non-cash goodwill impairment charge relating to its retail segment. There is approximately $69.9 million of retail goodwill on the Company’s balance sheet, and subject to the completion of appraisals that are underway, the Company expects that a significant portion of its retail goodwill will likely be written off. In addition, the Company also announced that 4th quarter Consolidated EBITDA will be lower than levels achieved in the same prior year period after adjusting for the 53rd week in fiscal 2008. A copy of the press release is attached as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1 of Item 9.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and Exhibit 99.1 of Item 9.01 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued by the registrant, dated January 15, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash-Finch Company

January 15, 2010	By:	/s/ Kathleen M. Mahoney

Name: Kathleen M. Mahoney
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the registrant, dated January 15, 2010